UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 4, 2007

UNIVERSAL CITY FLORIDA HOLDING CO. I

UCFH I FINANCE, INC.

UNIVERSAL CITY FLORIDA HOLDING CO. II

UCFH II FINANCE, INC.

(Exact name of Registrant as specified in its charter)

Florida Florida Florida Florida	333-122778	59-3354262 20-1937766 59-3354261 20-1937798
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

1000 Universal Studios Plaza Orlando, FL	32819-7610
(Address of principal executive offices)	(Zip code)

(407) 363-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

A. Limitation on Incorporation by Reference

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth in this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD. This should be read in conjunction with our December 31, 2006 Report on Form 10-K filed on April 2, 2007.

B. Supplemental Information

On April 4, 2007, the Registrant held a telephonic conference call. During the call, the following information was discussed by Tracey L. Stockwell, Treasurer and Chief Financial Officer, Universal City Florida Holding Co. I and Universal City Florida Holding Co. II (collectively “Holdings”) and Principal Financial Officer, Universal City Development Partners, Ltd. (“UCDP”).

Welcome to our year end earnings conference call.

For the year, our attendance was down 3% versus prior year. Our International visitation was slightly ahead of prior year early in the year through the spring break season. However, since May there has been reduced travel to the United States, particularly after London’s terror threat in August. Increased advertising pressure and low airfares to European travel destinations combined with our very competitive local market, resulted in our International attendance being down 10% for the year. Our two local airports reported a 7% decline in United Kingdom deplanements through the end of December versus prior year.

While our Outer United States attendance was lower versus prior year during the first three months of the year, it has rebounded nicely during the recent months to finish the year down just 3%. We attribute this rebound to sales initiatives which included a “kids free” promotion which fueled attendance growth in five of the last six months of the year.

Our Florida attendance has been a source of strength throughout the year, as we finished 2006 with an increase of 8% versus 2005. This growth was attributable to various Florida resident promotions. Additionally we had a strong spring break season and a very successful Halloween Horror Nights event in October, when we drew in record attendance.

Despite the overall attendance decrease, our total revenues increased 1% over prior year as the 4% decrease in theme park pass revenue, was more than offset by the increase in our other revenue streams. Our food and beverage and merchandise revenue increased $12.2 million, which was driven by per capita spend increases of 6% and 12% respectively. Additionally, we also showed revenue growth of $7.1 million from Universal Express Plus, our program that allows guests to experience reduced wait times at certain rides and attractions. Our total operating expenses were flat, despite an additional marketing investment of $4.6 million which included additional advertising and expanding our sales team. Offsetting this increase was a decrease in depreciation expense due to some 5 year assets becoming fully depreciated and lower legal costs. As a result, our operating income increased 3% and earnings before interest, taxes, depreciation and amortization was flat. Non-operating expenses were flat to prior year. Interest expense increased due to rising interest rates and an unfavorable interest rate swap, but was offset by an increase in interest income and an additional gain over prior year of $3 million on a land sale that closed in December.

For the full year 2006, UCDP produced $162 million in operating cash flow. This was favorable $52 million compared to prior year. This favorability included $27 million related to lower special fee payments, $18 million in lower bonuses and incentive plan payments and favorable working capital driven by an increase in deferred revenue which reflects growth in online sales and annual pass membership.

Cash used in investing activities consisted of $41 million in capital expenditures. We planned on spending between $50 and $60 million on capital expenditures this year, however the amount spent was lower due to the timing of new attractions. Cash used in financing activities related to a $36 million in principal debt payments, of which $30 million was a voluntary prepayment. Additionally, UCDP paid $62 million in distributions to Holdings. Holdings generated operating cash flow of $120 million, which is $162 million UCDP less Holdings interest. Holdings also made $20 million in distributions to the Partners.

At the end of 2006, we believe we were in compliance with all of our required financial ratios. We had $100 million in availability under our revolver. UCDP had cash of almost $67 million with an incremental $9 million at Holdings for a consolidated total of $76 million. This was favorable by approximately $20 million at UCDP and Holdings when compared to the end of 2005. At the end of 2006, we had basket availability of $78 million for UCDP and $96 million for Holdings.

As I am sure you are all aware, the 11 3/4% bonds of UCDP first become callable in April 2007. Due to several factors, we are not planning to call these bonds at that time. We will continue to monitor with our Partners.

We are working on a lot of initiatives for 2007. For example:

•	We have the upcoming opening of the Blue Man Group in June 2007

•	We are introducing new offers to our International guests.

•	In addition, the Orange County Convention & Visitors Bureau launched a major marketing campaign, to help attract potential vacationers to Central Florida.

•	We currently offer an $85 ticket offer in the United States that allow guests 7 days of access to both parks.

•

As you saw in the 10K filings, we expect our 2007 capital expenditures to range from $100 million to $120 million, of which approximately $15 million to $20 million relates to maintenance of existing rides. This is higher than recent years due to the development of exciting new attractions. I am not at liberty to discuss the specifics of these attractions at this time, but hope to in future calls.

C. Forward-Looking Information

Certain statements appearing in this Current Report on Form 8-K are “forward-looking statements.” Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future revenue or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, business trends and other information that is not historical information. When used in this report, the words “estimates,” “expects,” “anticipates,” “projects,” “plans,” “intends,” “believes,” “forecasts” or future conditional verbs, such as “will,” “should,” “could,” or “may” and variations of such words or similar expressions, are intended to identify forward-looking statements. Because these forward-looking statements are subject to numerous risks and uncertainties, our actual results may differ materially from those expressed in or implied by such forward-looking statements. Some of the risks and uncertainties that may cause such differences include, but are not limited to, risks and uncertainties relating to a general economic downturn; the dependence of our business on air travel; the risks inherent in deriving substantially all of our revenues from one location; our dependence on Universal Studios, Inc. and its affiliates; the loss of key distribution channels for pass sales; competition within the Orlando theme park market; publicity associated with accidents occurring at theme parks; the loss of material intellectual property rights used in our business; and the seasonality of our business. There may also be other factors that may cause our actual results to differ materially from those expressed in or implied by any forward-looking statements contained in this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

UNIVERSAL CITY FLORIDA HOLDING CO. I

Date: April 4, 2007	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Treasurer and Chief Financial Officer

UCFH I FINANCE, INC.

Date: April 4, 2007	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Treasurer and Chief Financial Officer

UNIVERSAL CITY FLORIDA HOLDING CO. II

Date: April 4, 2007	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Treasurer and Chief Financial Officer

UCFH II FINANCE, INC.

Date: April 4, 2007	By:	/s/ Tracey L. Stockwell
	Name:	Tracey L. Stockwell
	Title:	Treasurer and Chief Financial Officer